Exhibit 10(n)(3)
Second Amendment to Consulting Agreement
Second Amendment effective as of the 1st day of May, 2009 (the “Effective Date”), to that certain Consulting Agreement entered into on April 12, 2006, between Robert L. Parker (“Parker”), an individual who resides in Tulsa, Oklahoma, and Parker Drilling Company, a Delaware corporation (the “Company”) (as amended by the First Amendment effective May 1, 2008, the “Agreement”) (the “Second Amendment”).
WHEREAS, management has determined that it is in the best interests of the Company to amend the Agreement to extend the term for one (1) year due to the valuable services that Parker provides to the Company through his service on the US-Kazakhstan Business Council and by promoting the business of the Company with major and national oil companies; and
WHEREAS, Parker is willing to amend the Agreement in accordance with the terms contained in this Second Amendment;
NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties hereby agree to amend the Agreement as follows:
1. Section 3 shall be amended to provide that the Consulting Term shall be extended for one (1) year through April 30, 2010, subject to earlier termination as provided in paragraph 2 below. As compensation for providing consulting services, the Company shall pay Parker the amounts specified in paragraph 2 below from and after the Effective Date of this Second Amendment.
2. Section 5 shall be amended to provide that the only payments and benefits payable to Parker, from and after the Effective Date of this Second Amendment until the termination of the Consulting Term, shall be a consulting fee of $14,583.34 per month, payable by the fifth (5th) day of each calendar month.
3. Except as specifically amended by this Second Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, Parker and the Company have executed this Second Amendment to be effective as of the date first written above.

PARKER DRILLLING COMPANY		ROBERT L. PARKER

By:	/s/ Dave Mannon	By:	/s/ Robert L. Parker

Name:	Dave Mannon	Name:	Robert L. Parker
Title:	President & COO